Exhibit e(1)

                             DISTRIBUTION AGREEMENT

     AGREEMENT, dated as of September 5, 2000, by and between each of the trusts listed on the signature pages hereto (each a "Trust," and collectively, the "Trusts"), each a business trust organized under the laws of the Commonwealth of Massachusetts, and Salomon Smith Barney Inc., a New York corporation ("Distributor").

     WHEREAS, each Trust engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, each Trust's shares of beneficial interest ("Shares") may be divided into separate series and/or classes;

     WHEREAS, each Trust has registered its Shares under the Securities Act of 1933, as amended (the "1933 Act") and wishes to retain the services of a distributor for its Shares or for the Shares of each of its series listed on Exhibit A hereto (the "Funds"), as the case may be and as indicated in Exhibit A;

     WHEREAS, Distributor has agreed to act as distributor of the Shares indicated on Exhibit A from and after the date specified therein;

     WHEREAS, each Trust has adopted a Distribution and/or Service Plan pursuant to Rule 12b-1 under the 1940 Act (each, a "Service Plan") with respect to those Funds and/or classes of Shares designated as having a Service Plan on Exhibit A hereto, and may enter into related agreements providing for the distribution and servicing of Shares covered thereby;

     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

     1. Appointment of Distributor.

     (a) Each Trust hereby appoints Distributor its agent for the distribution of Shares of the Funds or of the Trust itself, as indicated on Exhibit A, in jurisdictions wherein such Shares may be legally offered for sale; provided, however, that the Trust in its absolute discretion may issue Shares of the Funds or of the Trust, as the case may be, in connection with (i) the payment or reinvestment of dividends or distributions; (ii) any merger or consolidation of the Trust or of any Fund with any other investment company or trust or any personal holding company, or the acquisition of the assets of any such entity or another Fund of the Trust; or (iii) any offer of exchange permitted by
Section 11 of the 1940 Act.

     (b) Distributor hereby accepts such appointment as agent for the distribution of Shares of the Funds or of the Trust itself, as indicated on Exhibit A, and agrees that it will sell the Shares as agent for each Trust at prices determined as hereinafter provided and on the terms hereinafter set forth, all according to the then-current prospectus and statement of additional information of the applicable Trust or Fund (the "Prospectus" and the "Statement of Additional Information"), applicable laws, rules and regulations and the Declaration of Trust of the applicable Trust. Distributor agrees to use its best efforts to solicit orders for the sale of Shares, and agrees to transmit promptly to the applicable Trust (or to the transfer agent, if so instructed in writing by the Trust) any orders received by it for purchase or redemption of Shares.

     (c) Distributor may sell Shares to or through qualified securities dealers, financial institutions or others. Distributor will require each dealer or other such party to conform to the provisions of this Agreement, the applicable Prospectus and Statement of Additional Information and applicable law; and neither Distributor nor any such dealers or others shall withhold the placing of purchase orders for Shares so as to make a profit thereby.

     (d) Distributor shall order Shares from the applicable Trust only to the extent that it shall have received unconditional purchase orders therefor. Distributor will not make, or authorize any dealers or others to make: (i) any short sales of Shares; or (ii) any sales of Shares to any Trustee or officer of the applicable Trust, any officer or director of Distributor or any corporation or association furnishing investment advisory, managerial or supervisory services to the applicable Trust, or to any such corporation or association, unless such sales are made in accordance with the applicable Prospectus and the Statement of Additional Information.

     (e) Distributor is not authorized by any Trust to give any information or make any representations regarding Shares, except such information or representations as are contained in the applicable Prospectus and Statement of Additional Information or advertisements and sales literature prepared by or on behalf of the Trust for Distributor's use.

     (f) Each Trust agrees to execute any and all documents, to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Trust's officers in connection with the qualification of Shares for sale in such states as Distributor and the Trust agree.

     (g) No Shares shall be offered by either Distributor or a Trust under this Agreement, and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Trust, if and so long as the effectiveness of the Trust's then current registration statement as to such Shares or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus for such Shares as required by
Section 10 of the 1933 Act is not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph (g) shall in any way restrict the Trust's obligation to repurchase Shares from any shareholder in accordance with the provisions of the applicable Prospectus or charter documents.

     (h) Notwithstanding any provision hereof, a Trust may terminate, suspend or withdraw the offering of any Shares whenever, in its sole discretion, it deems such action to be desirable.

     2. Offering Price of Shares. All Shares sold under this Agreement shall be sold at the public offering price per Share in effect at the time of the sale, as described in the applicable Prospectus. The excess, if any, of the public offering price over the net asset value of the Shares sold by Distributor as agent, and any contingent deferred sales charge applicable to Shares of any class as set forth in the applicable Prospectus, shall be retained by Distributor as a commission for its services hereunder. Out of such commission Distributor may allow commissions, concessions or agency fees to dealers or other financial institutions, including banks, and may allow them to others in its discretion in such amounts as Distributor shall determine from time to time, consistent with any disclosure in the then-current applicable Prospectus and Statement of Additional Information. Except as may be otherwise determined by Distributor from time to time, such commissions, concessions or agency fees shall be uniform to all dealers and other financial institutions. At no time shall a Trust receive less than the full net asset value of the Shares, determined in the manner set forth in the applicable Prospectus and the Statement of Additional Information. Distributor also may receive such compensation under a Trust's Service Plan, if applicable, with respect to a Fund or a particular class of Shares as may be authorized by the Trustees of the Trust from time to time.

     3. Furnishing of Information.

     (a) Each Trust shall furnish to Distributor copies of any information, financial statements and other documents that Distributor may reasonably request for use in connection with the sale of Shares under this Agreement. Each Trust shall also make available a sufficient number of copies of any applicable Prospectus and Statement of Additional Information for use by the Distributor.

     (b) Each Trust agrees to advise Distributor immediately in writing:

          (i) of any request by the Securities and Exchange Commission for amendments to any registration statement or to a Prospectus or for additional information;

          (ii) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of any such registration statement or Prospectus or the initiation of any proceeding for that purpose;

          (iii) of the happening of any event which makes untrue any statement of a material fact made in any such registration statement or Prospectus or which requires the making of a change in such registration statement or Prospectus in order to make the statements therein not misleading; and

          (iv) of all actions of the Securities and Exchange Commission with respect to any amendments to any such registration statement or Prospectus which may from time to time be filed with the Securities and Exchange Commission.

     4. Expenses.

     (a) Each Trust will pay or cause to be paid the following expenses: organization costs of that Trust and its Funds, as applicable; compensation of Trustees who are not "affiliated persons" of Distributor; governmental fees; interest charges; loan commitment fees; taxes; membership dues in industry associations allocable to the Trust; fees and expenses of independent auditors, legal counsel and any transfer agent, distributor, shareholder servicing agent, registrar or dividend disbursing agent of the Trust; expenses of issuing and redeeming shares of beneficial interest and servicing shareholder accounts; expenses of preparing, typesetting, printing and mailing prospectuses, statements of additional information, shareholder reports, notices, proxy statements and reports to governmental officers and commissions and to existing shareholders; expenses connected with the execution, recording and settlement of security transactions; insurance premiums; fees and expenses of the custodian for all services, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating net asset value (including but not limited to the fees of independent pricing services); expenses of meetings of shareholders; expenses relating to the issuance, registration and qualification of shares; and such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust may be a party and the legal obligation which the Trust may have to indemnify its Trustees and officers with respect thereto.

     (b) Except as otherwise provided in this Agreement and except to the extent such expenses are borne by a Trust pursuant to the Service Plan of a Fund or a particular class of Shares, Distributor will pay or cause to be paid all expenses connected with its own qualification as a dealer under state and federal laws and all other expenses incurred by Distributor in connection with the sale of Shares as contemplated by this Agreement.

     (c) Distributor shall prepare and deliver reports to the Trustees of each Trust on a regular basis, at least quarterly, showing the expenditures pursuant to each Service Plan of each Fund or a particular class the Fund or Trust, as the case may be, and the purposes therefor, as well as any supplemental reports that the Trustees of the Trust, from time to time, may reasonably request.

     5. Repurchase of Shares. Distributor as agent and for the account of a Trust may repurchase Shares of the applicable Trust or Fund offered for resale to it and redeem such Shares at their net asset value.

     6. Indemnification by the Trust. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of Distributor, each Trust agrees to indemnify Distributor, its officers and directors, and any person which controls Distributor within the meaning of the 1933 Act against any and all claims, demands, liabilities and expenses that any such indemnified party may incur under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the registration statement for that Trust or any of its Funds, any applicable Prospectus or Statement of Additional Information, or any advertisements or sales literature prepared by or on behalf of the Trust for Distributor's use, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon and in conformity with information furnished to the Trust in connection therewith by or on behalf of Distributor. Nothing herein contained shall require a Trust to take any action contrary to any provision of its Declaration of Trust or any applicable statute or regulation.

     7. Indemnification by Distributor. Distributor agrees to indemnify each Trust, its officers and Trustees and any person which controls the Trust within the meaning of the 1933 Act against any and all claims, demands, liabilities and expenses that any such indemnified party may incur under the 1933 Act, or common law or otherwise, arising out of or based upon (i) any alleged untrue statement of a material fact contained in the registration statement for any Trust or any Fund, any Prospectus or Statement of Additional Information, or any advertisements or sales literature prepared by or on behalf of the Trust for Distributor's use, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Trust in connection therewith by or on behalf of Distributor; and (ii) any act or deed of Distributor or its sales representatives that has not been authorized by the Trust in any Prospectus or Statement of Additional Information or by this Agreement.

     8. Term and Termination.

     (a) This Agreement shall become effective with respect to a Trust or Fund or any class of Shares of a Trust or Fund on the date indicated on Exhibit A attached hereto. Exhibit A may be amended from time to time to add additional series or classes of a Trust as agreed by that Trust and Distributor. This Agreement shall continue with respect to a Trust or Fund or applicable class, as the case may be, for successive annual periods after its effectiveness so long as each such continuance is specifically approved by votes of a majority of both the Trustees of the applicable Trust and the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940
Act) of any such party and who have no direct or indirect financial interest in this Agreement or in the operation of the Service Plan, if applicable, or in any agreement related thereto ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval.

     (b) This Agreement is terminable as to a Trust or any Fund, or any class of a Trust or Fund, without penalty, on 60 days' notice by the Trustees of the applicable Trust, by vote of the holders of a majority of the Shares of the Trust, Fund or class, as applicable, or on 90 days' notice by Distributor.

     (c) This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

     9. Limitation of Liability. Each party acknowledges and agrees that all obligations of each Trust under this Agreement are binding only with respect to that Trust or, if the Shares of the Trust have been divided into series, the applicable Fund; that any liability of the Trust under this Agreement, or in connection with the transactions contemplated herein, shall be discharged only out of the assets of that Trust or Fund, as the case may be; and that no other series of the Trust shall be liable with respect to this Agreement or in connection with the transactions contemplated herein.

     The obligations of each Trust hereunder shall not be binding upon any of the Trustees, officers or shareholders of the Trust personally, but shall bind only the assets and property of the particular Trust or, if the Shares of the Trust have been divided into series, the particular Fund or Funds in question, and not any other Fund or series of the Trust or any other Trust that is party to this Agreement. Any reference to a Trust hereunder means and refers to the Trustees from time to time serving under the Declaration of Trust of the Trust, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts. The execution and delivery of this Agreement has been authorized by the Trustees, and this Agreement has been signed on behalf of each Trust by an authorized officer of the Trust, acting as such and not individually, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in the Declaration of Trust.

     10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and the provisions of the 1940 Act.

     IN WITNESS THEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                           CITIFUNDS TRUST I
                                           CITIFUNDS TRUST II
                                           CITIFUNDS TRUST III
                                           CITIFUNDS TAX FREE RESERVES
                                           CITIFUNDS FIXED INCOME TRUST
                                           CITIFUNDS MULTI-STATE TAX FREE TRUST
                                           CITIFUNDS TAX FREE INCOME TRUST
                                           CITIFUNDS INTERNATIONAL TRUST
                                           CITIFUNDS PREMIUM TRUST
                                           CITIFUNDS INSTITUTIONAL TRUST

                                           each on behalf of its series listed
                                           on Exhibit A attached hereto


                                           By:  Robert I. Frenkel
						Robert I. Frenkel



                                           SALOMON SMITH BARNEY INC.


                                           By:  Laurie A. Hesslein
						Laurie A. Hesslein

                                                                      EXHIBIT A


TRUST AND FUND                    CLASSES OF SHARES           EFFECTIVE DATE
--------------------------------------------------------------------------------
SMITH BARNEY TRUST II
--------------------------------------------------------------------------------
Smith Barney Diversified Large    Class A*                    September 11, 2000
Cap Growth Fund
                                  Class B*                    September 11, 2000
                                  Class L*                    September 11, 2000
                                  Class Y                     September 11, 2000
--------------------------------------------------------------------------------
Smith Barney Small Cap            Class A*                    September 11, 2000
Growth Opportunities Fund
                                  Class B*                    September 11, 2000
                                  Class L*                    September 11, 2000
                                  Class Y                     September 11, 2000
--------------------------------------------------------------------------------
Smith Barney Principal            Class A*                    [______________]
Protection Fund                   Class B*                    [______________]
                                  Class L*                    [______________]
--------------------------------------------------------------------------------
CITIFUNDS TRUST III
--------------------------------------------------------------------------------
Citi Cash Reserves                Class A shares*             January 1, 2001
                                  Class N shares*             January 1, 2001
                                  Cititrade Cash Reserves     January 1, 2001
                                  shares*
--------------------------------------------------------------------------------
Citi U.S. Treasury Reserves       Class N shares*             January 1, 2001
                                  Cititrade U.S. Treasury     January 1, 2001
                                  Reserves shares*
--------------------------------------------------------------------------------
CITIFUNDS TAX FREE                Class N shares*             January 1, 2001
RESERVES                          Cititrade Tax Free Reserves January 1, 2001
                                  shares*
--------------------------------------------------------------------------------
CITIFUNDS FIXED INCOME
TRUST
--------------------------------------------------------------------------------
Citi Short-Term U.S.              N/A                         September 5, 2000
Government Income Fund*
--------------------------------------------------------------------------------
CITIFUNDS MULTI-STATE TAX
FREE INCOME TRUST
--------------------------------------------------------------------------------
Citi California Tax Free          Class N shares*             January 1, 2001
Reserves
                                  Cititrade California Tax    January 1, 2001
                                  Free Reserves shares*
--------------------------------------------------------------------------------
Citi Connecticut Tax Free         Class N shares*             January 1, 2001
Reserves
                                  Cititrade Connecticut Tax   January 1, 2001
                                  Free Reserves shares*
                                  Smith Barney Connecticut    July 2, 2001
                                  Money Market Portfolio -
                                  Class A shares*
                                  Smith Barney Connecticut    July 2, 2001
                                  Money Market Portfolio -
                                  Class Y shares
--------------------------------------------------------------------------------

Citi New York Tax Free            Class N shares*             January 1, 2001
Reserves
                                  Cititrade New York Tax      January 1, 2001
                                  Free Reserves shares*
--------------------------------------------------------------------------------
SALOMON FUNDS TRUST
--------------------------------------------------------------------------------
Salomon Brothers Mid Cap          Class A*                    June 19, 2001
Fund*                             Class B*
                                  Class O
                                  Class 2*
--------------------------------------------------------------------------------
Salomon Brothers National Tax     Class A*                    September 5, 2000
Free Income Fund*                 Class B*
                                  Class O
                                  Class 2*
--------------------------------------------------------------------------------
Salomon Brothers California       Class A*                    September 5, 2000
Tax Free Income Fund*             Class B*
                                  Class O
                                  Class 2*
--------------------------------------------------------------------------------
Salomon Brothers New York         Class A*                    September 5, 2000
Tax Free Income Fund*             Class B*
                                  Class O
                                  Class 2*
--------------------------------------------------------------------------------
CITIFUNDS INTERNATIONAL           Class Y
TRUST
--------------------------------------------------------------------------------
Smith Barney International        Class A*                    September 11, 2000
Growth Fund
                                  Class B*                    September 11, 2000
                                  Class L*                    September 11, 2000
                                  Class Y                     September 11, 2000
--------------------------------------------------------------------------------
CITIFUNDS PREMIUM TRUST
--------------------------------------------------------------------------------
Citi Premium Liquid Reserves*     N/A                         January 1, 2001
--------------------------------------------------------------------------------
Citi Premium U.S. Treasury        N/A                         January 1, 2001
Reserves*
--------------------------------------------------------------------------------
CITIFUNDS INSTITUTIONAL
TRUST
--------------------------------------------------------------------------------
Citi Institutional Liquid         Class A*                    January 1, 2001
Reserves                          Class C*                    January 1, 2001
                                  Class D*                    January 1, 2001
                                  SVB Liquid Reserves shares* January 1, 2001
--------------------------------------------------------------------------------
                                  SVB Institutional Liquid    April 27, 2001
                                  Reserves shares*
--------------------------------------------------------------------------------
Citi Institutional U.S. Treasury  N/A*                        January 1, 2001
Reserves
--------------------------------------------------------------------------------

Citi Institutional Tax Free       N/A*                        January 1, 2001
Reserves
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Citi Institutional Cash           Class I*                    January 1, 2001
Reserves                          Class L*                    January 1, 2001
                                  Class O*                    January 1, 2001
                                  Class S*                    January 1, 2001
--------------------------------------------------------------------------------
                                  SVB Late Day Liquid         April 27, 2001
                                  Reserves shares*
--------------------------------------------------------------------------------

*Denotes Distribution and/or Service Plan under Rule 12b-1 under the Investment Company Act of 1940, as amended.